UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): _____March 1, 2017______

NORTHWEST BIOTHERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35737	94-3306718
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4800 Montgomery Lane, Suite 800 Bethesda, MD 20814
(Address of principal executive offices)

(204) 497-9024
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Commencing March 1, 2017, Northwest Biotherapeutics, Inc. (the “Company”) entered into a series of six nonconvertible, promissory notes with unrelated third parties (the “Notes”) in the original principal amount of $2,020,000 with an original issuance discount of 3% for aggregate net proceeds of $1,959,400 without interest. The Notes have a six-month maturity, may be prepaid without penalty by the Company prior to maturity and the lenders maintain an option to require payment prior to maturity upon the Company’s raising a minimum of $15 million. On March 3, 2017, the Company entered into an additional nonconvertible, promissory note with an unrelated third party in the original principal amount of $1,155,000 with an original issuance discount of 10% for aggregate net proceeds of $1,000,000 with interest at 8% per annum. Such note has a six-month maturity, may be prepaid without penalty by the Company prior to maturity and the lender maintains an option to require payment prior to maturity upon the Company’s raising a minimum of $5 million.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 2.03.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

NORTHWEST BIOTHERAPEUTICS, INC.

Date: March 7, 2017	By:	/s/ Linda F. Powers
Name: Linda F. Powers Title: Chief Executive Officer